CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form N-14 of our reports dated August 21, 2015, and September 24, 2015, relating to the financial statements and financial highlights of the Pioneer Bond Fund and Pioneer Government Income Fund (a portfolio of Pioneer Series Trust
IV), (collectively the "Funds") appearing in the Annual Reports on Form N-CSR for the years ended June 30, 2015, and July 31, 2015, respectively, and in the Information Statement/Prospectus and Statement of Additional Information dated February 1, 2016, both of which are part of such Registration Statement.

We also consent to the references to us under the headings "Financial Highlights", "Experts" and "Representations and Warranties"
(Sections 4.1(f) and 4.2(g)) in the Information Statement/Prospectus, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP
Boston, Massachusetts
February 1, 2016